                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM S-8 POS

                     POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                           PANTHER RESOURCES LTD.
                     ----------------------------------------
               (Exact name of registrant as specified in its charter)

                          Nevada                              95-3932052
                         ---------                          --------------
               (State or other Jurisdiction             (IRS Employer ID No.)
              of incorporation or organization)


                     1111 West Hastings Street, Suite 211
                        Vancouver, B.C., Canada, V6E 2J3
                   ---------------------------------------------
                     (Address of Principal Executive Offices)

                               (604) 689-5377
                             -------------------
               (Issuer's telephone number including area code)

        1998 Stock Incentive Plan for Directors, Officers and Employees
 -------------------------------------------------------------------------
                            (Full Title of the Plan)

                              Katharine Johnston
                        #211 - 1111 West Hastings Street
                          Vancouver, B.C.  V6E 2J3
                     ------------------------------------------
                     (Name and address of Agent for Service)

                                (604) 689-5377
                              ------------------
             (Telephone number, Including Area Code, of Agent for Service)




IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF
 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
 INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    (  )

Title of Each                     Proposed      Proposed
Class of            Maximum       Maximum      Amount of
Securities to	Amount to	Price per	Aggregate        Registration
Be Registered	be Registered	Unit/Share (1)Offering Price   Fee
Common Shares (2)	800,000       $0.001       $      0.001     $  0.24
$0.001 par value	shares

Common Shares (2)	1,100,000     $0.08        $ 88,000         $ 25.96
$0.001 par value	Shares

Common Shares (2)	1,291,500     $0.30        $387,450         $114.30
$0.001 par value	Shares

Common Shares (2)	200,000       $0.50        $100,000         $  29.50
$0.001 par value	Shares

Common Shares (2)	200,000       $0.75        $150,000         $ 44.25
$0.001 par value	Shares

Totals:            3,591,500                   $725,450         $214.25
                   =========                   ========         =======

(1)	Estimated for the Common Shares solely for the purpose of calculating the registration fee on the basis of the average of bid and ask prices of the Common Shares of the Company pursuant to Rule 457 (c)) under the Securities Act of 1933.

(2)	In addition, this Registration Statement also covers an indeterminate amount of additional securities which may be issued under the above-referenced Plan pursuant to the anti-dilution Provisions of such Plan, and, if interests in the above-referenced Plan are deemed to constitute separate securities, pursuant to Rule 416 (c) under the Securities Act of 1933, this registration statement shall also cover an indeterminate amount of interests to be offered and sole pursuantto the above-referenced Plan.


(3)	This post-effective amendment is filed for the sole purpose of increasing the number of shares subject to the Company's 1998 Stock Option Plan from 3,000,000 shares to 3,800,000 shares of common stock.


SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, B.C. Canada, on the 18th day of December, 1998.


					PANTHER RESOURCES LTD.

					By:  /s/  Gordon Muir
					--------------------------------------
					Gordon Muir
					CEO and Chairman of the Board

	Pursuant to the requirements of the Securities Act of 1933, this Registration
 Statement has been signed by the following persons in the capacities indicated
 and on the 22nd day of September, 1998.


					PANTHER RESOURCES LTD.

					By:  /s/  Gordon Muir
					--------------------------------------
					Gordon Muir
					CEO and Chairman of the Board


					PANTHER RESOURCES LTD.

					By:  /s/  Penny Perfect
					--------------------------------------
					Penny Perfect
					President and Director

                                 PANTHER RESOURCES LTD.

					By:  /s/  Katharine Johnston
					--------------------------------------
					Katharine Johnston
					Vice-President and Director